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                                                                 EXHIBIT B-3.4


                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  (Post Merger)
                               ORGANIZATION CHART
                              [Including Locations]

Chairman, President and Chief Executive Officer [Columbus]

      Vice Chairman [Columbus]

      EVP Corporate Development [Columbus]
            Corporate Development and Mergers & Acquisitions [Columbus] AEP Communications [Columbus]
            New Ventures [Columbus]
            Business Development [Columbus]
            Finance and Accounting [Columbus]
            European Development [London]
            Asia Pacific Development [Singapore]
            Latin American Development [Reston, Va]

      EVP Legal, Policy and Corporate Communications [Columbus]
            Legal [Columbus, Washington DC and Dallas]
            Public Policy [Columbus]
            Governmental Affairs [State capitals in the states served by AEP, except Tennessee and Arkansas]
            Corporate Communications [Columbus and Austin]
            Environmental Affairs [Columbus]

      EVP Finance and Analysis [Columbus]
            Controller [Columbus, Canton and Tulsa]
            Tax [Columbus]
            Internal Audits [Columbus, Tulsa, Dallas and other locations across AEP's operating territory]
            Treasurer [Columbus and Dallas]
            Risk Management [Columbus]
            Strategic Analysis [Columbus]
            Corporate Planning and Budgeting [Columbus]

      EVP North American Energy Delivery [Columbus]
            Transmission [Various locations within the Regions of the AEP
                East and AEP West zones]
            Distribution [Columbus and Region offices in Indiana, Ohio, West
                Virginia, Virginia, Texas and Oklahoma]
            Customer Interface [Columbus, plus Call Center locations in Fort
                Wayne, Groveport, Ashland, Hurricane, WVa, Tulsa, Shreveport, Corpus Christi and Pharr, Tx]
            Regulatory, Planning and Budgeting [Columbus and Austin]
            Customer and Community Services [Columbus and other locations across AEP's service territory]
            Supply Chain [Columbus]
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                                                                   EXHIBIT B-3.4
      EVP Wholesale / Energy Services [Columbus]
            Trading [Columbus]
            Marketing and Business Origination [Columbus and Houston]
            Operations and Technical Services [Columbus plus Region and plant locations]
            Administration [Columbus]
            AEP Global Wholesale Development [Dallas]
            Analysis [Columbus]
            Europe [London]
            Energy Services [Columbus]
            Business Systems and Operations [Columbus]
            Business Development [Columbus]
            Supply Chain [Columbus]

      EVP Shared Services [Columbus]
            Human Resources [Columbus, Roanoke, Fort Wayne and distributed locations]
            Information Technology [Columbus and distributed
                locations across AEP's network and business unit locations]
            Supply Chain [Columbus]
            General Services [Columbus and distributed locations]

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NOTE: Staffing and selection of employees for the post-merger organization began in early February 2000. Officer positions have been filled through the Senior Vice President level across the organization, with some Vice President positions also having been determined. The above-noted organization structure and locations reflect staffing decisions made through March 15, 2000.